N-SAR Item 77C Exhibit

HIGH INCOME FUND

SPECIAL MEETING OF SHAREHOLDERS
On February 12, 2009, a Special Meeting
of Shareholders for the Fund was held to consider the following proposals. The results of the proposals are indicated below.
Proposal 1a To consider and act upon a
new investment advisory agreement with
Evergreen Investment Management Company, LLC:

Net assets voted For $169,673,020
Net assets voted Against $ 6,355,686
Net assets voted Abstain $ 8,884,050

Proposal 1b To consider and act upon a
new sub-advisory agreement with Tattersall
Advisory Group, Inc.

Net assets voted For $167,655,937
Net assets voted Against $ 7,595,556
Net assets voted Abstain $ 9,661,261

U.S. GOVERNMENT FUND

SPECIAL MEETING OF SHAREHOLDERS
On February 12, 2009, a Special Meeting
of Shareholders for the Fund was held to consider the following proposals. The results of the proposals are indicated below.
Proposal 1a To consider and act upon
a new Investment Advisory Agreement with Evergreen Investment Management Company,
LLC:

Net assets voted For $360,805,411
Net assets voted Against $ 3,455,834
Net assets voted Abstain $ 7,993,792

Proposal 1b To consider and act upon a
new Sub-Advisory Agreement with Tattersall
Advisory Group, Inc.

Net assets voted For $358,852,049
Net assets voted Against $ 4,069,387
Net assets voted Abstain $ 9,333,601

DIVERSIFIED INCOME BUILDER

SPECIAL MEETING OF SHAREHOLDERS
On March 12, 2009, a Special Meeting
of Shareholders for the Fund was held
to consider a number of proposals. On
December 1, 2008, the record date for
the meeting, the Fund had $165,473,772
of net assets outstanding of which
$85,254,018 (51.52%) of net assets
were represented at the meeting.

Proposal 1 To consider and act upon
a new investment advisory agreement with Evergreen Investment Management Company,
LLC:

Net assets voted For $78,082,906
Net assets voted Against $ 2,375,957
Net assets voted Abstain $ 4,795,155

CORE PLUS BOND

SPECIAL MEETING OF SHAREHOLDERS
On February 12, 2009, a Special
Meeting of Shareholders for the
Fund was held to consider the
following proposals. The results
of the proposals are indicated below.

Proposal 1a To consider and act
upon a new investment advisory
agreement with Evergreen Investment
Management Company, LLC:

Net assets voted For $83,568,661
Net assets voted Against $ 3,019,103
Net assets voted Abstain $ 5,218,408

Proposal 1b To consider and act upon
a new sub-advisory agreement with First
International Advisors, LLC, d/b/a
Evergreen International Advisors:

Net assets voted For $82,790,188
Net assets voted Against $ 3,590,032
Net assets voted Abstain $ 5,425,835

Proposal 1c To consider and act upon
a new sub-advisory agreement with
Tattersall Advisory Group, Inc.:

Net assets voted For $82,268,266
Net assets voted Against $ 3,523,920
Net assets voted Abstain $ 6,013,917